UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 5, 2007 (August 31, 2007)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event.

On August 31, 2007, the U.S. Court of Appeals for the 2nd Circuit (the “Circuit Court”) issued a ruling in the appeal of a July 2005 decision by the U.S. District Court for the Southern District of New York (the “District Court”) regarding litigation between Allegheny Energy, Inc. (“Allegheny”) and Merrill Lynch & Co., Inc. and certain of its affiliates (“Merrill”). The Circuit Court ruling reverses the District Court’s award to Merrill of $115 million, plus interest, and its dismissal of Allegheny’s counterclaims against Merrill. The Circuit Court ruling remands the case to the District Court for reconsideration of the parties’ claims. A copy of Allegheny’s press release pertaining to this lawsuit is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description
	99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2007	By:	ALLEGHENY ENERGY, INC. /s/ Philip L. Goulding
	Name: Title:	Philip L. Goulding Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release